Exhibit 4.8
EXHIBIT A
FORM OF FACE OF SECURITY
[Insert any legend required by the Internal Revenue Code and the regulations thereunder.]
THIS SECURITY IS NOT INSURED BY THE
FEDERAL DEPOSIT INSURANCE CORPORATION

No.	[Amount] CUSIP NO.
BBVA SUBORDINATED CAPITAL, S.A. UNIPERSONAL
___% Subordinated Guaranteed Securities Due
SECURITY
     BBVA SUBORDINATED CAPITAL, S.A. UNIPERSONAL, a sociedad anónima company incorporated under the laws of the Kingdom of Spain and having its registered office in the Kingdom of Spain (together with its successors and permitted assigns under the Indenture referred to on the reverse hereof, the “Company”), for value received, hereby promises to pay to                                         , or registered assigns, the principal sum of                                              on                                            or on such earlier date as the principal hereof may become due in accordance with the provisions hereof.
     [The Company further unconditionally promises to pay interest in arrears on                      and                      of each year (each an “Interest Payment Date”), commencing                     , 20_, and at maturity or redemption, on said principal sum at the rate of ___% per annum. Interest shall accrue from and including the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from                     , 20___until payment of said principal sum has been made or duly provided for. The interest payable on any such                      and                      will, subject to certain conditions set forth in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Security is registered at the end of the close of business on the Regular Record Date for such interest which shall be the                      and                      (whether or not a Business Day), as the case may be, next preceding each such Interest Payment Date.]
     [The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal and any overdue premium shall bear interest at the rate of ___% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment. Interest on any overdue principal or premium shall be payable on demand.]
     Payment of interest (including Additional Amounts) on Securities will be made (i) by a [denomination] check drawn on a bank in                      mailed to the Holder at such Holder’s registered address or (ii) upon application in writing by the Holder of at least                                          in principal amount of Securities to the Trustee not later than 15 days prior to the relevant Interest Payment Date, by wire transfer in immediately available funds to a denominations account maintained by the Holder with a bank in                     . “Business Day” with respect to any Place of Payment or other location, means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a Legal Holiday in such Place of Payment or other location.
     Such payments shall be made exclusively in such coin or currency of                      as at the time of payment shall be legal tender for the payment of public and private debts.
     The Company hereby irrevocably undertakes to the holder hereof to exchange this Security in accordance with the terms of the Indenture without charge upon request of such holder for Securities of the same series upon delivery hereof to the Trustee together with any certificates, letters or writings required in Section 3.03 of the Indenture.
     This Security is fully and unconditionally guaranteed by the Guarantor (as defined on the reverse hereof) as set forth in the Guarantee dated                     , executed by the Guarantor to the Trustee (as defined on the reverse hereof) for the benefit of the holders of the Securities. A counterpart of the Guarantee is endorsed on the reverse side hereof.
     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the place, times, and rate, and in the currency, herein prescribed.
     Reference is made to the further provisions set forth under the Terms and Conditions of the Securities endorsed on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
     This Security shall not be valid or obligatory for any purpose until the certificate of authentication of this Security shall have been manually executed by or on behalf of the Trustee under the Indenture.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
Dated:

BBVA SUBORDINATED CAPITAL, S.A. UNIPERSONAL
By:
Name:
Title:

By:
Name:
Title:

Certificate of Authentication
     This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.
Dated:

The Bank of New York Mellon, as Trustee
By:
Authorized Officer

EXHIBIT B
[FORM OF REVERSE OF SECURITY AND GLOBAL SECURITY]
TERMS AND CONDITIONS OF THE SECURITIES
     1. General. (a) This Security is one of a duly authorized issue of a series of debt securities of the Company, designated as its                     % Subordinated Guaranteed Securities Due                                         , (the “Securities”), limited to the aggregate principal amount of                      (except as otherwise provided below) and issued or to be issued pursuant to an Indenture (as supplemented from time to time, the “Indenture”) dated as of                                         , 20___among the Company, Banco Bilbao Vizcaya Argentaria, S.A. (together with its successors and permitted assigns under the Indenture, the “Guarantor”) and The Bank of New York Mellon, as trustee (together with any successor Trustee under the Indenture, the “Trustee”). The terms and conditions of the Indenture shall have effect as if incorporated herein. The holders of the Securities (each a “Holder”) will be entitled to the benefits of, be bound by, and be deemed to have notice of, all of the provisions of the Indenture and reference is made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee the holders of Company Senior Indebtedness and Guarantor Senior Indebtedness and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. A copy of the Indenture is on file and may be inspected at the Corporate Trust Office of the Trustee in New York City.
     (b) The Securities are direct, unconditional and unsecured obligations of the Company. The Securities are fully and unconditionally guaranteed by the Guarantor pursuant to the terms of the guarantee (the “Guarantee”) dated                      (a counterpart of which is endorsed hereon) as to the payment of principal (and premium, if any), interest, payments to sinking funds (if applicable), Additional Amounts and any other amounts of whatever nature which may become payable under any of the foregoing or under the Indenture.
     (c) The Securities will initially be sold in the form of one or more permanent global notes in fully registered form without interest coupons (each a “Global Security” and, together with any securities issued in definitive form pursuant to the Indenture (each a “Security”), the “Securities”) deposited with The Bank of New York Mellon as custodian for The Depository Trust Company (“DTC”). The Securities will not be issued in bearer form. The Securities, and transfers thereof, shall be registered as provided in Section 3.06 of the Indenture. Any person in whose name a Security shall be registered may (to the fullest extent permitted by applicable law) be treated at all times, and for all purposes, by the Company, Guarantor and the Trustee as the absolute owner of such

Security, regardless of any notice of ownership, theft or loss or of any writing thereon.
     2. Payments and Paying Agencies. (a) All payments on the Securities shall be made exclusively in such coin or currency of                     as at the time of payment shall be legal tender for the payment of public and private debts.
     (b) (i) Principal of this Security and interest due at maturity will be payable against surrender of such Security at the Corporate Trust Office of the Trustee in New York City in immediately available funds by [denomination] check drawn on, or by transfer to a [denomination] account maintained by the registered Holder with, a bank located in                     .
     (ii) Payment of interest (including Additional Amounts) on this Security will be made to the persons in whose name such Security is registered at the end of the close of business on the Regular Record Date, which shall be the end of the ___day next preceding the date on which interest is to be paid whether or not such day is a Business Day (as defined below), notwithstanding the cancellation of such Security upon any transfer or exchange thereof subsequent to the Record Date and prior to such interest payment date.
     Any interest on and any Additional Amounts with respect to the Securities which shall be payable, but shall not be punctually paid or duly provided for, on any Interest Payment Date for such Securities (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder thereof on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (A) or (B) below:
     (A) The Company may elect to make payment of any Defaulted Interest to the Person in whose name such Security shall be registered at the close of business on a “Special Record Date” for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on such Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Person entitled to such Defaulted Interest as in this Clause provided. Thereupon, the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than ten days prior to the date of the proposed payment and not less than ten days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, to the Holders (or holders of a predecessor security of their Securities) at their addresses as they appear in the Security Register not less than ten days prior to such Special Record Date. The Trustee shall, at the instruction of the Company, in the name and at the expense of the Company, cause a similar notice to be published at least once in an Authorized Newspaper of general circulation in the Borough of Manhattan, The City of New York, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Person in whose name such Security (or Predecessor Security thereof) shall be registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (B).
     (B) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Security may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such payment shall be deemed practicable by the Trustee.
     (c) Interest shall be computed on the basis of a 360-day year of 12 30-day months.
     3. Taxation: Redemption for Taxation Reasons; Additional Amounts
     (a) Any amounts to be paid by the Company with respect to each Security shall be paid without deduction or withholding for or on account of any and all present or future taxes or duties of whatever nature (“Taxes”) imposed or levied by or on behalf of the Kingdom of Spain (the

“Taxing Jurisdiction”) or any political subdivision or authority thereof or therein having the power to tax unless such withholding or deduction is required by law. In that event, the Company will pay to the Holder such Additional Amounts in respect of principal, premium, if any, interest, if any, and sinking fund payments, if any, as may be necessary in order that the net amount paid to the Holder of such Security or to the Trustee or any Paying Agent, as the case may be, under the Indenture, after such deduction or withholding, shall equal the respective amounts of principal, premium, if any, interest, if any, and sinking fund payments, if any, as specified in the Security to which such Holder or the Trustee would be entitled if no such deduction or withholding had been made; provided, however, that the foregoing obligation to pay Additional Amounts will not apply:
     (i) to, or to a third party on behalf of, a Holder who is liable for such Taxes by reason of such Holder (or the beneficial owner of the Security for whose benefit such Holder holds such Security) having some connection with the Kingdom of Spain other than the mere holding of the Security or the mere crediting of the Security to its securities account with the relevant Depository;
     (ii) in the case of a Security presented for payment (where presentation is required) more than 30 days after the Relevant Date (as defined below) except to the extent that a Holder would have been entitled to Additional Amounts on presenting the same for payment on such thirtieth day assuming that day to have been a business day in such place of presentment;
     (iii) to, or to a third party on behalf of, a Holder in respect of whom the Company or the Guarantor (or the Paying Agent on its behalf) has not received all details concerning such Holder’s identity and tax residence as it requires in order to comply with Spanish Law 13/1985 of 25 May (as amended by Spanish Law 19/2003 of 4 July and Law 23/2005 of 18 November) and any implementing legislation or regulation no later than 10.00 a.m. (CET) on the 10th calendar day of the month following the Relevant Date upon which the payment was due (or if such date is not a day on which commercial banks are open for general business in Spain, the day immediately preceding such date);
     (iv) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 on the taxation of savings or any law implementing or complying with, or introduced in order to conform to, such Directive or law; or
     (v) in respect of any Security presented for payment by or on behalf of a Holder who would have been able to avoid such withholding or deduction by presenting the relevant Security to another Paying Agent in a Member State of the European Union.
     Nor shall Additional Amounts be paid with respect to any payment on any Security to any Holder who is a fiduciary, partnership, limited liability company or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the Kingdom of Spain (or any political subdivision thereof) to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary, member of such partnership, interest holder in that limited liability company or beneficial owner who would not have been entitled to such Additional Amounts had it been a Holder of such Security.
     For the purposes of (ii) above, the “Relevant Date” means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the Paying Agent on or prior to such due date, it means the first date on which the full amount of such moneys having been so received and being available for payment to Holders, notice to that effect shall have been duly given to the Holders in accordance with the Indenture.
     (b) All (but not less than all) of the Securities may be redeemed in accordance with the terms of Article 11 of the Indenture at the option of the Company, subject to the prior approval of the Bank of Spain, if, as the result of any change in or any amendment to the laws and regulations of the Kingdom of Spain (including any treaty to which Spain is a party) or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change, amendment, application or interpretation becomes effective on or after ___, 20___, either (i) it is determined by the Company or the Guarantor that in making payment under the Securities or the Guarantee, the Company or the Guarantor, as the case may be, would become obligated to pay Additional Amounts with respect thereto as a result of any taxes, levies, imposts or other governmental charges imposed (whether by way of withholding or deduction or otherwise) by or for the account of the Kingdom of Spain and which obligation cannot be avoided by the Company or the Guarantor taking measures available to it without unreasonable cost or expense, or (ii) the Guarantor is or would be required to deduct or withhold tax on any payment to the Company to enable the Company to make any payment of principal or interest in respect of the Securities and such deduction or withholding cannot be avoided by the Guarantor taking measures available to it without unreasonable cost or expense (excluding the assumption of the Company’s obligations under the Securities by the Guarantor or a Subsidiary of the Guarantor); provided that no such notice to the Trustee of the redemption shall be given earlier than 60 days prior to the earliest date on which the Company or the Guarantor, as the case may be, would be obligated to deduct or withhold or pay such Additional Amounts were a payment in respect of the Securities or the Guarantee then due.
     Prior to any notice of redemption of the Securities pursuant to this paragraph, the Company or the Guarantor shall provide the Trustee with (i) an Officer’s Certificate of the Guarantor stating that the Company or the Guarantor is entitled to effect such redemption and setting forth in reasonable detail a statement of circumstances showing that the conditions precedent to the right of the Company or the Guarantor to redeem such Securities pursuant to this paragraph have been satisfied; (ii) an Opinion of Counsel to the effect that the Company or the Guarantor, as the case may be, has or will become obliged to make such withholding or deduction or to pay such additional amounts as a result of such change or amendment; and (iii) a copy of the Bank of Spain’s consent to such redemption.
     4. Certain Covenants of the Company and the Guarantor. The Indenture contains certain covenants of the Company and the Guarantor, including covenants as to the payment of principal of and interest (including Additional Amounts) on the Securities, the maintenance of offices for payments and the appointment to fill a vacancy in the office of Trustee.
     5. Events of Default. Each of the following events shall constitute an “Event of Default” under this Security (whatever the reason for any such Event of Default and whether it shall be voluntary or be effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (a) default by the Company, or the Guarantor pursuant to the Guarantee in the payment of the principal of any Security when due and payable at its Maturity and such default is not remedied within 14 days; or
     (b) default by the Company, or the Guarantor pursuant to the Guarantee in the payment of any interest on or any Additional Amounts payable in respect of any Security when such interest becomes or such Additional Amounts become due and payable, and continuance of such default for a period of 21 days; or
     (c) an order of any competent court or administrative agency is made or any resolution is passed by the Company for the winding-up or dissolution of the Company (other than for the purpose of an amalgamation, merger or reconstruction approved by Act (as defined in paragraph 7 herein) of the Holders); or

     (d) an order is made by any competent court commencing insolvency proceedings (procedimientos concursales) against the Guarantor or an order is made or a resolution is passed for the dissolution or winding up of the Guarantor (except (i) in any such case for the purpose of a reconstruction or a merger or amalgamation which has been approved by Act (as defined in paragraph 7 herein) of the Holders or (ii) where the entity resulting from any such reconstruction or merger or amalgamation is a Financial Institution (entidad de crédito according to article 1-2 of Real Decreto Legislativo 1298/1986 dated 28 June 1986, as amended and restated) and will have a rating for long-term senior debt assigned by Standard & Poor’s Rating Services, Moody’s Investors Services or Fitch Ratings Ltd equivalent to or higher than the rating for long-term senior debt of the Guarantor immediately prior to such reconstruction or merger or amalgamation); or
     (e) any other Event of Default provided in the supplemental indenture under which the Securities are issued.
     6. Modifications and Amendments. (a) With the consent, as evidenced in an Act (as defined in paragraph 7 herein) of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding, modifications and amendments to the Indenture and hereto may be made by execution of a supplemental indenture, as provided in the Indenture, and future compliance therewith and herewith or, prior to declaration of maturity of the Securities, past default by the Company or the Guarantor may be waived, with the consent, as evidenced in an Act (as defined in paragraph 7 herein) of Holders representing at least a majority in aggregate principal amount of the Securities at the time Outstanding; provided, however, that no such modification, amendment or waiver shall, without the consent of the Holder of each such Security affected thereby,
     (i) change the Stated Maturity of the principal of, or any premium or installment of interest on or any Additional Amounts with respect to, any Security, or reduce the principal amount thereof, or the rate of interest thereon (except that Holders of not less than 75% in principal amount of Outstanding Securities of a series may consent by Act (as defined in paragraph 7 herein), on behalf of the Holders of all of the Outstanding Securities of such series, to the postponement of the Stated Maturity of any installment of interest for a period not exceeding three years from the original Stated Maturity of such installment (which original Stated Maturity shall have been fixed, for the avoidance of doubt, prior to any previous postponements of such installment)) or any Additional Amounts with respect thereto, or any premium payable upon the redemption thereof or otherwise, or change the obligation of the Company to pay Additional Amounts pursuant to Section 10.04 of the Indenture (except as contemplated by Section

3.08 of the Indenture and permitted by Sections 8.03 and 9.01(a) of the Indenture), or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02 of the Indenture or the amount thereof provable in bankruptcy pursuant to Section 5.04 of the Indenture, or change the redemption provisions or change the Place of Payment, Currency in which the principal of, any premium or interest on, or any Additional Amounts with respect to any Security is payable, or impair the right to institute suit for the enforcement of any such payment on or with respect to any Security on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date or, in the case of repayment at the option of the Holder, on or after the date for repayment), or
     (ii) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the indenture, or reduce the requirements for a quorum or voting, or
     (iii) modify any of the provisions of Section 9.02 of the Indenture or any waiver of past default by the Holders, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, or
     (iv) change in any manner adverse to the interests of the Holders, of Outstanding Securities of any series the terms and conditions of the obligations of the Company or the Guarantor in respect of the due and punctual payment of the principal thereof (and premium, if any) and interest, if any, thereon or any sinking fund payments, if any, provided for in respect thereof (including in each case Additional Amounts payable under the Guarantee).
     7. Syndicate of Holders, Meetings. (a) The Holders of Securities shall meet in accordance with the regulations governing the Syndicate of Holders of Securities (the “Regulations”). The Regulations contain the rules governing the functioning of the Syndicate (as defined below) and the rules governing its relationship to the Company and are attached to the Spanish deed of issuance (escritura de emisión) with respect to the Securities. By purchasing a Security, the Holder of that Security agrees to membership in the Syndicate in respect of the Securities and to have granted full power and authority to the Trustee with respect to the Securities to act as its proxy to vote at the first meeting of the Syndicate of

Holders of the Securities in favor of ratifying the Regulations in respect of the Syndicate, the designation and appointment of the Trustee as Commissioner (as defined below) of the Syndicate and the actions of the Commissioner performed prior to such first meeting of the Syndicate.
     (b) Except as otherwise provided under the Indenture, the Regulations or the Trust Indenture Act, any request, demand, authorization, direction, notice, consent, waiver or other action provided by or pursuant to the Indenture to be given or taken by Holders of Securities shall be given or taken only by resolution duly adopted in accordance with the Indenture and the Regulations governing the Syndicate of Holders of Securities at a meeting of such Syndicate duly called and held in accordance with the Regulations, which resolution as so adopted is referred to as the “Act” of the Holders.
     Nothing in the Regulations or duties of the Commissioner will limit or restrict the ability of the Trustee to perform its duties as Trustee under the Indenture, and in the event of conflict, the Indenture and the obligations of the Trustee will control and prevail.
     “Syndicate” means the syndicate (sindicato) constituted of all Holders at any particular time, as provided in and governed by the Regulations applicable to the Securities and Chapter X, Section 4 of the Spanish Corporations Law (Ley de Sociedades Anónimas).
     “Commissioner” means the commissioner (comisario) of the Syndicate related to the Securities, as provided in the Regulations applicable to the Securities and Section 303 of the Spanish Corporations Law (Ley de Sociedades Anónimas), and shall be The Bank of New York Mellon with respect to the Securities until a successor Commissioner shall have become such with respect to the Securities pursuant to the Regulations applicable to the Securities, and thereafter shall be each Person who is then a Commissioner with respect to the Securities.
     8. Replacement; Exchange and Transfer of Securities. (a) In case any Security shall become mutilated, defaced or be apparently destroyed, lost or stolen, upon the request of the registered Holder thereof and subject to Section 3.07 of the Indenture, the Issuer shall execute, the Guarantor shall endorse a Guarantee on and the Trustee shall authenticate and deliver a new Security containing identical terms and of like principal and bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and in substitution for the apparently destroyed, lost or stolen Security. In every case, the applicant for a substitute Security shall furnish to the Company, the Guarantor and the Trustee such security or indemnity as may be required by each of them to indemnify and defend and to save each of them and any agent of the Company, the Guarantor or the Trustee harmless and, in every case of destruction, loss or theft evidence to their satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof.

Upon the issuance of any substitute Security, the Holder of such Security, if so requested by the Company, will pay a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected with the preparation and issuance of the substitute Security.
     (b) The Securities are issuable only in registered form and without coupons. Upon the terms and subject to the conditions set forth in the Indenture, and subject to paragraph 8(e) hereof, a Security or Securities may be exchanged for an equal aggregate principal amount of Securities in different authorized denominations by surrender of such Security or Securities at the Corporate Trust Office of the Trustee in New York City or at the office of a transfer agent, together with a written request for the exchange.
     (c) Upon the terms and subject to the conditions set forth in the Indenture, and subject to paragraph 8(e) hereof, a Security may be transferred in whole or in a smaller authorized denomination by the Holder or Holders surrendering the Security for transfer at the Corporate Trust Office of the Trustee in New York City or at the office of a transfer agent accompanied by an executed instrument of assignment and transfer. The registration of transfer of the Securities will be made by the Trustee in New York City.
     (d) The costs and expenses of effecting any exchange, transfer or registration of transfer pursuant to the foregoing provisions, except, if the Company shall so require, the payment of a sum sufficient to cover any tax or other governmental charge or other expenses that may be imposed in relation thereto, will be borne by the Company.
     (e) The Company may decline (i) to issue, register the transfer of or exchange any Securities during a period beginning at the opening of business 15 days before the day of the selection for redemption of Securities of like tenor and the same series under Section 11.03 of the Indenture and ending at the close of business on the day of such selection, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except in the case of any Security to be redeemed in part, the portion thereof not to be redeemed, (iii) to issue, register the transfer of or exchange any Security which, in accordance with its terms, has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Security not to be so repaid.
     9. Trustee. For a description of the duties and the immunities and rights of the Trustee under the Indenture, reference is made to the Indenture, and the obligations of the Trustee to the Holder hereof are subject to such immunities and rights.

     10. Paying Agent; Transfer Agent; Registrar. The Company hereby initially appoints the Paying Agent, transfer agent and Security Registrar listed at the foot of this Security. The Company may at any time appoint additional or other paying agents, transfer agents and registrars and terminate the appointment thereof; provided that while the Securities are Outstanding the Company will maintain offices or agencies for the payment of principal of and interest (including Additional Amounts) on this Security as herein provided in New York City. Notice of any such termination or appointment and of any change in the office through which any Paying Agent, transfer agent or Security Registrar will act will be promptly given in the manner described in paragraph 12 hereof.
     11. Enforcement. Except as provided in Section 5.07 of the Indenture, no Holder of any Security shall have any right by virtue of or by availing itself of any provision of the Indenture or of these terms to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Indenture or of the Securities or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities, (b) the Holders of not less than 25% in principal amount of the Securities then Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder and such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, (c) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding, and (d) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by Holders of a majority in principal amount of the Outstanding Securities.
     12. Notices. Where the Indenture or the Regulations provides for notice to Holders of any event, such notice shall be sufficiently given to Holders if in writing and mailed, first-class postage prepaid, to each Holder of a Security affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In addition to the foregoing, notice of any meeting of Holders of Securities shall be given in accordance with Section 1.04(c) of the Indenture and the Regulations of the Syndicate.
     In addition, the Company shall cause any publications of such notices as may be required from time to time by applicable Spanish law.
     13. Prescription. All claims made against the Company or the Guarantor for payment of principal of, or interest (including Additional Amounts) on, or in respect of, the Securities shall become void unless made within ten years (in the case of principal) and five years (in the case of interest (including Additional Amounts)) from the later of (a) the date on which such payment first became due and (b) if the full amount payable has not been received by the

Trustee in New York City on or prior to such due date, the date on which the full amount is so received.
     14. Authentication. This Security shall not become valid or obligatory for any purpose until the certificate of authentication hereon shall have been executed by or on behalf of the Trustee by the manual signature of one of its authorized officers or by the Authenticating Agent.
     15. Governing Law; Jurisdiction; Service of Process. (a) This Security shall be governed by and construed under the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state, except that the authorization and execution by the Company of the Securities and paragraphs 7(a), 19(a), 19(b) and 20 shall be governed by and construed in accordance with Spanish law. The Regulations of each Syndicate and the duties of and all other matters relating to Commissioner shall be governed by and construed in accordance with Spanish law.
     (b) In the Indenture, each of the Company and the Guarantor has irrevocably submitted to the nonexclusive jurisdiction of any U.S. federal or state court in the Borough of Manhattan, The City of New York, New York over any suit or proceeding arising out of or relating to the Indenture, any Security or the Guarantee. In addition, each of the Company and the Guarantor has irrevocably waived, to the extent it may effectively do so, any objection which it may have now or hereafter to the laying of the venue of any such suit or proceeding brought in such courts. Notwithstanding the foregoing, any suit or proceeding arising out of or relating to the Guarantee may also be brought in the courts of Madrid, Spain.
     (c) As long as any of the Securities remains outstanding, each of the Company and the Guarantor will at all times have an authorized agent in New York City upon which process may be served in any suit or proceeding arising out of or relating to the Indenture, the Guarantee or any Security. Service of process upon such agent and written notice of such service mailed or delivered to the Company or the Guarantor shall to the extent permitted by law be deemed in every respect effective service of process upon the Company or the Guarantor, as the case may be, in any such legal action or proceeding. Each of the Company and the Guarantor has appointed Banco Bilbao Vizcaya Argentaria, S.A., New York Branch as its agent for such purpose, and has covenanted and agreed that service of process in any suit or proceeding may be made upon it at the office of such agent at Banco Bilbao Vizcaya Argentaria, S.A., 1345 Avenue of the Americas, 45th Floor, New York, New York, 10105, U.S.A., (or at such other address or at the office of such other authorized agent as the Company or the Guarantor may designate in accordance with Section 1.16 of the Indenture).

     16. Defeasance. The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.
     17. Assumption of the Securities. The Guarantor or any controlled subsidiary of the Guarantor may assume the obligations of the Company under the Securities, subject to prior consent of the Bank of Spain, without the consent of the Holders of the Securities. In the event of any such assumption, all obligations of the Company under the Securities shall immediately be discharged. Any Securities so assumed, except if assumed by the Guarantor, will have the benefit of the Guarantee. In the event of such an assumption, Additional Amounts under the Securities will be payable in respect of taxes imposed by the assuming corporation’s jurisdiction of incorporation (subject to exceptions equivalent to those that apply to the obligation to pay Additional Amounts in respect of taxes imposed by the Taxing Jurisdiction or the Guarantee, as the case may be, in respect of taxes imposed by the laws of the Kingdom of Spain) rather than taxes imposed by the Kingdom of Spain. Additional Amounts with respect to payments of interest or principal due prior to the date of such merger, consolidation, sale, conveyance or lease will be payable only in respect of taxes imposed by the Kingdom of Spain. Additional Amounts with respect to payments of interest or principal due prior to the date of such assumption will be payable only in respect of taxes imposed by the Kingdom of Spain. The Guarantor or the Controlled Subsidiary thereof that assumes the obligations of the Company in such cases will also be entitled to redeem the Securities in the circumstances described in paragraph 3(b) hereof with respect to any change or amendment to, or change in the application or official interpretation of the laws or regulations of such jurisdiction which change or amendment occurs subsequent to the date of any such assumption. In the event of any such assumption, all obligations of the Company under the Securities shall immediately be discharged.
     18. Descriptive Headings. The descriptive headings appearing in these terms are for convenience of reference only and shall not alter, limit or define the provisions hereof.
     19. Subordination. (a) The obligations of the Company under the Securities, whether on account of principal, interest or otherwise, constitute direct, unconditional and subordinated obligations of the Company. If and to the extent that there is a deficiency in any payment in respect of the Securities and such deficiency is not remedied as a result of a demand for payment under the Guarantee (but without prejudice to the subordinated status of the Guarantee pursuant to Article 15 of the Indenture) the claims of the Holders in respect of such deficiency will, in the event of insolvency (concurso) of the Company under the Insolvency Law or any voluntary or mandatory Company liquidation or similar procedure, fall within the category of subordinated credits (créditos subordinados) (as defined in the Insolvency Law) and will rank in right of payment after Company Senior Indebtedness and will at all times rank pari passu among themselves and pari passu with all other present and future subordinated credits (créditos subordinados) (as defined in the Insolvency Law) of the Company, except for certain subordinated obligations prescribed by law and subordinated obligations which are expressed to rank junior to the Securities. Accordingly, no amount shall be payable by the Company to the Holders in respect of such deficiency until the claims with respect to all Company Senior Indebtedness (other than as aforesaid) admitted in the insolvency (concurso) of the Company under the Insolvency Law or any voluntary or mandatory Company liquidation or similar procedure have been satisfied pursuant to the laws of the Kingdom of Spain and any amounts in respect of such deficiency thereafter paid to the Trustee will be pari passu with the amounts payable with respect to subordinated credits (créditos subordinados) (as defined in the Insolvency Law) of the Company in the insolvency (concurso) of the Company under the Insolvency Law or any voluntary or mandatory Company liquidation or similar procedure and shall be held by the Trustee in trust to apply the same:
     (i) first, in payment or satisfaction of the costs, charges, expenses and liabilities incurred by the Trustee in or about the execution of the trusts of these presents and any unpaid remuneration of the Trustee;
     (ii) second, in payment or satisfaction of claims related to Company Senior Indebtedness that have been belatedly or inaccurately communicated to the insolvency administrator or which, by administrative order or decision, are deemed to be included in those claims that have been belatedly or inaccurately communicated to the insolvency administrator;
     (iii) third, in payment or satisfaction of contractually subordinated payments of principal on subordinated credits (créditos subordinados) (as defined in the Insolvency Law) of the Company (including any payments in respect of principal of the Securities) and any other payments in respect of subordinated credits (créditos subordinados) (as defined in the Insolvency Law) of the Company other than payments set forth in subparagraph (iv) below;
     (iv) fourth, in payment or satisfaction of payments of interest, including additional amounts, if any, and interest, if any, on such interest due on subordinated credits (créditos subordinados) (as defined in the Insolvency Law) of the Company (including any payments in respect of interest and Additional Amounts, if any, on the Securities) (excluding interest on secured indebtedness to the extent secured);
     (v) fifth, in payment or satisfaction of fines or any other monetary penalties or sanctions;

     (vi) sixth, in payment or satisfaction of claims of creditors which are related to the Company as set forth in article 93 of the Insolvency Law; and
     (vii) seventh, in payment or satisfaction of indebtedness arising from transactions set aside by the Spanish court overseeing the insolvency proceeding (rescisión concursal) and in respect of which such court has determined that the relevant creditor has acted in bad faith.
     (b) Each Holder of this Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination of the Securities as provided in this paragraph 19 and Article 14 of the Indenture and appoints the Trustee his attorney-in-fact for any and all such purposes.
     (c) “Company Senior Indebtedness” means Senior Indebtedness of the Company.
     “Insolvency Law” means the Spanish law 22/2003 of June 9 as amended from time to time.
     “Senior Indebtedness” means, with respect to any Person, all rights and claims, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed, and all amendments, renewals, extensions, modifications and refundings of indebtedness or obligations represented by such rights and claims, (i) of privileged creditors (acreedores privilegiados), unsecured and unsubordinated creditors (acreedores comunes) and insolvency estate creditors (acreedores contra la masa) of such Person, as determined in accordance with the Insolvency Law; or (ii) if such Insolvency Law is no longer in effect, all of such rights and claims of all creditors of such Person, unless in any such case the instrument by which the indebtedness or obligations represented by such rights and claims are created, incurred, assumed or guaranteed by such Person, or are evidenced, provides that they are subordinate, or are not superior, in right of payment to this Security.
     20. Certain Undertakings by Holders. (a) Each Holder by his acceptance of this Security agrees to the subordination of the Guarantee as set forth in the Guarantee. Each Holder irrevocably waives his rights of priority which would otherwise be accorded to him under the laws of the Kingdom of Spain, to the extent necessary to effectuate the subordination provisions of Section (f) of the Guarantee.
     (b) Each Holder by his acceptance of this Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination of the Guarantee as provided in the Guarantee and Article 15 of the Indenture and appoints the Trustee his attorney-in-fact for any and all such purposes.
     All capitalized terms used in this Security but not otherwise defined herein are used as defined in the Indenture and shall have the meanings assigned to them in the Indenture.

TRUSTEE, PAYING AGENT, TRANSFER AGENT
AND REGISTRAR
Trustee
The Bank of New York Mellon
101 Barclay Street
New York, New York 10286
Paying Agent, Transfer Agent and Security Registrar
The Bank of New York Mellon
101 Barclay Street
New York, New York 10286

EXHIBIT C
FORM OF FACE OF GLOBAL SECURITY
CUSIP NO.
     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
     This Security may not be offered or sold in the Kingdom of Spain by means of a public offer (as defined and construed by Spanish law) and may only be offered or sold in the Kingdom of Spain in compliance with the requirements of Law 24/1988 of July 28, 1988 (as amended from time to time) on the Spanish Securities Market and Royal Decree 1310/2005 of November 4, 2005 on listing in secondary markets, public offers and the prospectus required for those purposes.
BBVA SUBORDINATED CAPITAL, S.A. UNIPERSONAL
GLOBAL SECURITY
representing up to                                                              [Amount]

                    % Subordinated Guaranteed Securities Due
     BBVA SUBORDINATED CAPITAL, S.A. UNIPERSONAL, a sociedad anónima organized under the laws of the Kingdom of Spain and having its registered office in the Kingdom of Spain (together with its successors and permitted assigns under the Indenture referred to on the reverse hereof, the “Company”), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of                                          on                                           or on such earlier date as the principal hereof may become due in accordance with the provisions hereof.
     [The Company further unconditionally promises, subject to paragraph 2(b) of the Terms and Conditions of the Securities referred to below, to pay interest in arrears on                                          and                                         of each year (each an “Interest Payment Date”), commencing                                          , 20       , and at maturity or redemption, on said principal sum at the rate of                     % per annum. Interest shall accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from                                         , 20  until

payment of said principal sum has been made or duly provided for. The interest payable on any such                                          and                                           will, subject to certain conditions set forth in the Indenture referred to on the reverse hereof, be paid to Cede & Co., or registered assigns at the end of the close of business on the Regular Record Date for such interest which shall be the                                          and                                          (whether or not a Business Day), as the case may be, next preceding each such Interest Payment Date.]
     [The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal and any overdue premium shall bear interest at the rate of                % per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment. Interest on any overdue principal or premium shall be payable on demand.]
     This being the Global Security of a series (as defined in the Indenture referred to on the reverse hereof) deposited with DTC acting as depositary, and registered in the name of Cede & Co., a nominee of DTC, Cede & Co., as holder of record of this Global Security, shall be entitled to receive payments of principal and interest, other than principal and interest due at the maturity date, by wire transfer of immediately available funds.
     Payment of interest (including Additional Amounts) on Global Securities will be made by wire transfer in immediately available funds to a U.S. dollar account maintained by the DTC with a bank in New York City.
     Such payment shall be made in such coin or currency of                                          as at the time of payment shall be legal tender for the payment of public and private debts.
     The Company hereby irrevocably undertakes to the holder hereof to exchange this Global Security in accordance with the terms of the Indenture without charge upon request of such holder for Securities of the same series upon delivery hereof to the Trustee together with any certificates, letters or writings required in Section 3.03 of the Indenture.
     This Security is fully and unconditionally guaranteed by the Guarantor (as defined on the reverse hereof) as set forth in the Guarantee dated                                         , executed by the Guarantor to the Trustee (as defined on the reverse hereof) for the benefit of the holders of the Securities. A counterpart of the Guarantee is endorsed on the reverse side hereof.
     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the place, times, and rate, and in the currency, herein prescribed.

     Reference is made to the further provisions set forth under the Terms and Conditions of the Global Security endorsed on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
     This Security shall not be valid or obligatory for any purpose until the certificate of authentication of this Security shall have been manually executed by or on behalf of the Trustee under the Indenture.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
Dated:                                         , 20

BBVA SUBORDINATED CAPITAL, S.A. UNIPERSONAL
By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION
     This is the Global Security of a series designated herein referred to in the within-mentioned Indenture.
Dated:

The Bank of New York Mellon, as Trustee

By:

By:
Authorized Officer

EXHIBIT D
BBVA SUBORDINATED CAPITAL, S.A. UNIPERSONAL
FORM OF AUTHORIZATION CERTIFICATE
     We [Name] duly elected, qualified and acting [Title], acting on behalf of BBVA Subordinated Capital, S.A. Unipersonal (the “Company”), hereby certify that:
     (A) each person listed below is (i) an a Person specified in a Company Order for purposes of the Indenture (the “Indenture”) dated as of July 18, 2008 among the Company, Banco Bilbao Vizcaya Argentaria, S.A. and The Bank of New York Mellon, as trustee (the “Trustee”) and (ii) duly elected or appointed, qualified and acting as the holder of the respective office or offices set forth opposite his name;
     (B) each signature appearing below is the person’s genuine signature; and
     (C) attached hereto as Schedule 1 is a true, correct and complete specimen of the certificate representing the Securities.

Name	Title	Signature

     IN WITNESS WHEREOF, we have hereunto signed our names.
Dated:                                        , 20

Title

Title

D-1

EXHIBIT E
FORM OF TRANSFER OF
FOR VALUE RECEIVED, the undersigned hereby transfers to

(PRINT NAME AND ADDRESS OF TRANSFEREE)
                                              principal amount of this Security, and all rights with respect thereto, and irrevocably constitutes and appoints                                          as attorney to transfer this Security in the Security Register thereof, with full power of substitution.

Dated

Certifying Signature

Signed

Security:
     (i) The signature on this transfer form must correspond to the name as it appears on the face of this Security.
     (ii) A representative of the Holder should state the capacity in which he or she signs (e.g., executor).
     (iii) The signature of the person effecting the transfer shall conform to any list of duly authorized specimen signatures supplied by the registered holder or shall be certified by a bank which is a member of the Medallion Program or in such other manner as the Paying Agent, acting in its capacity as transfer agent, or the Trustee, acting in its capacity as Security Registrar, may require.

E-1